UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OVERLAND STORAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

California	95-3535285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, CA 92123

(Address of Principal Executive Offices)

2006 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Scott McClendon

Interim President and Chief Executive Officer

Overland Storage, Inc.

4820 Overland Avenue

San Diego, CA 92123

(Name and Address of Agent For Service)

(858) 571-5555

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John J. Hentrich, Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130

Telephone: (858) 720-8900

Facsimile: (858) 509-3691

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, no par value	500,000	$4.84	(2)	$2,420,000	(2)	$258.94

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The proposed maximum offering  price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales price as reported on the NASDAQ Global Market on November 28, 2006.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8.  Document(s) containing the information required by Part I of this registration statement will be sent or given to participants in the plan subject to this registration statement as specified by Rule 428(b)(1) under the Securities Act of 1933.  Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act.  Such document(s) and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

(a)           Annual report on Form 10-K for the fiscal year ended June 30, 2006, filed on September 15, 2006;

(b)           Current reports on Form 8-K filed with the Commission on July 28, 2006, October 5, 2006, and November 7, 2006;

(c)           Quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed on November 8, 2006; and

(d)           The description of the registrant’s Common Stock contained in the registrant’s registration statement on Form 8-A filed with the Commission on January 29, 1997, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the registrant pursuant to Section #’s 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.      Description of Securities

Not applicable.

Item 5.      Interests of Named Experts and Counsel

Not applicable.

Item 6.      Indemnification of Director and Officers

Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law, or CGCL, permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933.  The registrant’s Amended and Restated Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, the registrant’s Amended and Restated Articles of Incorporation provide that the registrant is authorized to provide indemnification of its directors, officers, employees and agents in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the registrant or its shareholders.

The registrant’s Amended and Restated Bylaws provide that, to the maximum extent permitted by the CGCL, the registrant shall indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that any such person is or was a director or officer of the registrant. The registrant’s Amended and Restated Bylaws also provide that the registrant shall advance to each director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by the CGCL. In addition, the registrant’s Amended and Restated Bylaws provide that the board of directors may in its discretion provide by resolution for indemnification of, or advance of expenses to, other agents.

The registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws. These indemnification agreements provide for indemnification to the fullest extent permitted by law, and set forth specific procedures to be followed when indemnification is sought.

The registrant currently maintains directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 7.      Exemption from Registration Claimed.

Not Applicable.

Item 8.      Exhibits

5.1                                 Opinion of Sheppard, Mullin, Richter & Hampton LLP.

23.1                           Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

23.2                           Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1                           Power of Attorney (set forth on the signature page of this registration statement).

99.1                           Overland Storage, Inc. 2006 Employee Stock Purchase Plan.

Item 9.      Undertakings.

(a)           The undersigned registrant hereby undertakes that it will:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)            Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          Include any additional or changed material information on the plan of distribution;

provided, however, that the registrant does not make the undertakings in paragraphs (a)(1)(i) and (a)(1)(ii) if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

(2)           For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment for any of the securities being registered which remain unsold at the termination of the offering.

(4)           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 1st day of December, 2006.

OVERLAND STORAGE, INC.

By:	/s/ SCOTT McCLENDON
Scott McClendon
Interim President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott McClendon, Interim President and Chief Executive Officer and Vernon A. LoForti, Vice President, Chief Financial Officer and Secretary, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned’s capacity as a director of Overland Storage, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ SCOTT McCLENDON	Interim President, Chief Executive	December 1, 2006
Scott McClendon	Officer and Director (Principal Executive Officer)

/s/ VERNON A. LoFORTI	Vice President, Chief Financial	December 1, 2006
Vernon A. LoForti	Officer and Secretary (Principal Financial and Accounting Officer)

/s/ ROBERT A. DEGAN	Director	December 1, 2006
Robert A. Degan

/s/ WILLIAM J. MILLER	Director	December 1, 2006
William J. Miller

/s/MICHAEL NORKUS	Director	December 1, 2006
Michael Norkus

/s/ MARK J. BARRENECHEA	Director	December 1, 2006
Mark J. Barrenechea

INDEX TO EXHIBITS

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.*

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (set forth on the signature page of this registration statement).*

99.1	Overland Storage, Inc. 2006 Employee Stock Purchase Plan.*

*                  Filed herewith.